EXHIBIT (j)(6)

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Post-Effective Amendment No. 73 to the Registration Statement (1933 Act File No. 2-90946) on Form N-1A of Eaton Vance Mutual Funds Trust of our report dated December 8, 2000 of the Eaton Vance Tax-Managed Emerging Growth Fund (now known as Eaton Vance Tax-Managed Emerging Growth Fund 1.1) (the "Fund") included in the October 31, 2000 Annual Report to Shareholders of the Fund. We also hereby consent to the use in this Post-Effective Amendment No. 73 of our report dated August 15, 2000 relating to the financial statements of Tax-Managed Emerging Growth Portfolio, which appears in the Fund's Statement of Additional Information in such Registration Statement.

     We also consent to the reference to our Firm under the heading "Financial Highlights" in the Prospectus and under the heading "Other Service Providers" in the Statement of Additional Information of the Registration Statement.


                                  /s/ Deloitte & Touche LLP
                                  -------------------------
                                  DELOITTE & TOUCHE LLP


February 26, 2001
Boston, Massachusetts